Exhibit 10.37

FOURTH AMENDATORY AGREEMENT AND WAIVER
TO CREDIT AGREEMENT

                 THIS FOURTH AMENDATORY AGREEMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) made as of the 31st day of March, 2003 by and among IMPATH INC. (“Parent”), IMPATH PREDICTIVE ONCOLOGY, INC., IMPATH-BIS INC., MEDICAL REGISTRY SERVICES, INC., IMPATH-BCP, INC., IMPATH-PCRL INC., IMPATH-HDC, INC., IMPATH INFORMATION SERVICES, INC., TAMTRON CORPORATION and IMPATH-CSL INC. (each of the foregoing is referred to herein individually as a “Borrower” and collectively as the “Borrowers”), FLEET NATIONAL BANK (“Fleet”), THE BANK OF NEW YORK (“BNY”), KEY CORPORATE CAPITAL INC. (“Key”) and BANK LEUMI USA (“Leumi;” Fleet, BNY, Key and Leumi, together with each of their successors and assigns, are referred to herein individually as a “Lender” and collectively as the “Lenders”), FLEET NATIONAL BANK, as Issuing Lender and FLEET NATIONAL BANK, acting in the manner and to the extent described in Article IX of the Credit Agreement (in such capacity, the “Agent”).

RECITALS:

                 A.     The Borrowers, the Issuing Lender, the Agent and the Lenders entered into a certain Credit Agreement dated as of June 4, 2001, as amended by a First Amendatory Agreement to Credit Agreement dated as of September 30, 2001 (the “First Amendatory Agreement”), a Second Amendatory Agreement to Credit Agreement dated as of January 16, 2002 (the “Second Amendatory Agreement”) and a Third Amendatory Agreement to Credit Agreement, Joinder and Assignment Agreement dated as of October 17, 2002 (the “Third Amendatory Agreement”) (as so amended, the “Credit Agreement”); and

                 B.     The Borrowers, the Lenders, the Issuing Lender and the Agent wish to amend the Credit Agreement as hereinafter set forth.

                NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, the Borrowers, the Lenders, the Issuing Lender and the Agent agree as follows:

        Section 1. Definitions. Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Credit Agreement.

        Section 2. Amendments to Credit Agreement.

        (a)     A new definition for “Additional Interest” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows:

“Additional Interest” means, for the period beginning July 1, 2003 through and including September 30, 2003, with respect to Alternate Base Rate Loans and LIBOR Rate Loans that were outstanding during such period, the difference between (i) the amount of interest that would have been paid during such period on account of such Loans if interest were charged at the Applicable Margin set forth in subpart “(b)” of the definition of Applicable Margin as a result of a Trigger Date, minus (ii) the amount of interest actually paid on account of such Loans during such period.

(b) The definition of “Amendment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Amendment” means the Second Amendatory Agreement to Credit Agreement dated as of January 16, 2002 by and among the Borrowers, the Lenders and the Agent.

(c) A new definition for “Amendment No. 4” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows:

“Amendment No. 4” means that certain Fourth Amendatory Agreementto Credit Agreement dated as of March 31, 2003 among the Borrowers, the Lenders, the Issuing Lender and the Agent.

(d) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” shall be based on the ratio of Total Funded Debt to Pro Forma EBITDA as set forth in Section 7.03 hereof (except that, for purposes of determining the Applicable Margin, there shall be no addition to EBITDA on account of the Special Charges) and means:

(a) (i) Prior to October 1, 2003, and (ii) on or after October 1, 2003 with respect to each date that a Trigger Date does not exist, in each case during the applicable periods when such ratio is as set forth below: (1) with respect to Loans that are Alternate Base Rate Loans, the percentage set forth below under the heading “ABR” and adjacent to such ratio, (2) with respect to Loans that are LIBOR Rate Loans, the percentage set forth below under the heading “LIBOR” and adjacent to such ratio:

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	APPLICABLE MARGIN
	LIBOR	ABR
Equal to or greater than 2.0 to 1.0	2.00%	.000%

Less than 2.0 to 1.0, but equal to or greater than 1.5 to 1.0	1.75%	.000%

Less than 1.5 to 1.0	1.50%	.000%

(b) On or after October 1, 2003 with respect to each date that a Trigger Date exists, in each case during the applicable periods when such ratio is as set forth below: (1) with respect to Loans that are Alternate Base Rate Loans, the percentage set forth below under the heading “ABR” and adjacent to such ratio, (2) with respect to Loans that are LIBOR Rate Loans, the percentage set forth below under the heading “LIBOR” and adjacent to such ratio:

	APPLICABLE MARGIN
	LIBOR	ABR
Equal to or greater than 2.0 to 1.0	2.25%	0.25%

Less than 2.0 to 1.0, but equal to or greater than 1.5 to 1.0	2.00%	0.25%

Less than 1.5 to 1.0	1.75%	0.25%

The determination of the Total Funded Debt to Pro Forma EBITDA ratio for determination of the Applicable Margin pursuant to subparagraph “(a)” or “(b)” above shall be made on a quarterly basis based on an examination of the financial statements of Borrowers and Subsidiaries which financial statements, whether annual or quarterly, shall indicate that there exists no Default or Event of Default hereunder. Each determination of the Total Funded Debt to Pro Forma EBITDA ratio shall be effective as of the first day of the calendar month following the date on which the financial statements on which such determination was based were received by the Agent. In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination have not been delivered to the Agent in compliance with Section 5.08(a) or 5.08(b), then the Agent may determine, in its reasonable judgment, the Total Funded Debt to Pro Forma EBITDA ratio referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin in effect for the period commencing on such date. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, although the Total Funded Debt to Pro Forma EBITDA ratio shall be determined on a quarterly basis as described aforesaid, beginning October 1, 2003 and all times thereafter the Applicable Margin will be determined pursuant to subparagraph “(a)” or “(b)” above on a daily basis and shall change automatically without any further notice of any kind upon any and each change thereof as a result of the occurrence or non-occurrence, as the case may be, of a Trigger Date.

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(e) The definition of “Commitment Fee” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment Fee” shall be based on the ratio of Total Funded Debt to Pro Forma EBITDA as set forth in Section 7.03 hereof (except that, for purposes of determining the Commitment Fee, there shall be no addition to EBITDA on account of the Special Charges) and means a non-refundable fee equal to the average daily unused portion of the Revolving Facility Loan Commitment multiplied by (i) at all times when such ratio is equal to or greater than 2.0 to 1.0, 0.30% and (ii) at all times when such ratio is less than 2.0 to 1.0, 0.25%. The determination of the applicable percentage set forth above shall be made on a quarterly basis based on an examination of the financial statements of Borrowers and Subsidiaries, which financial statements, whether annual or quarterly, shall indicate that there exists no Default or Event of Default hereunder. Each determination of the Commitment Fee shall be effective as of the first day of the calendar month following the date on which the financial statements on which such determination was based were received by the Agent. In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination have not been delivered to the Agent in compliance with Section 5.08(a) or 5.08(b), then the Agent may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the Commitment Fee in effect for the period commencing on such date.

(f) The definition of “EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA” means income from continuing operations before interest, taxes, depreciation and amortization determined in accordance with GAAP. For the purpose only of testing compliance with any financial covenant in Article VII hereof, “EBITDA” means income from continuing operations before interest, taxes, depreciation and amortization determined in accordance with GAAP, plus the Special Charges (it being expressly agreed that for the purpose of determining the Applicable Margin there shall be no addition to EBITDA on account of the Special Charges).

(g) A new definition for “Special Charges” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows:

“Special Charges” means (i) up to Nine Million Nine Hundred Thousand Dollars ($9,900,000) directly related to the special charge taken by the Borrowers in their fourth fiscal quarter of 2002 as a result of an increase in the Borrowers’ provision for bad debts, (ii) up to Fifteen Million Dollars ($15,000,000) directly relating to a special software write-down to be taken by the Borrowers in their first fiscal quarter of 2003, but solely to the extent (and in the amount) such write-down is actually taken by the Borrowers and (iii) the lesser of (x) Two Million Five Hundred Thousand Dollars ($2,500,000) and (y) up to $2,000,000 on account of losses on sales of equipment actually and severance costs incurred by the Borrowers on or about June 30, 2003, but solely to the extent all of same directly relate to Borrowers’ cessation of histology services and up to $500,000 on account of actual severance costs as a result of the reduction in force to take place on or about March 31, 2003.

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(h) A new definition for “Trigger Date” shall be added to Section 1.01 of the Credit Agreement in its correct alphabetical order and shall read in its entirety as follows:

“Trigger Date” means each day on or after October 1, 2003 when the aggregate outstanding principal balance of Revolving Facility Loans equals or exceeds Thirty Two Million and 00/100 Dollars ($32,000,000.00).

(i) Section 2.02 of the Credit Agreement is amended by adding the following paragraph to the end thereof, which paragraph shall read in its entirety as follows:

In addition to the interest and other amounts required to be paid pursuant to this Agreement, if a Trigger Date did at any time exist on any date during the period beginning October 1, 2003 through and including October 31, 2003, then, on November 3, 2003, the Borrowers shall pay the full amount of the Additional Interest.

        (j)     Section 5.08 of the Credit Agreement is amended by adding the following new subparagraph “(p)” to the end thereof immediately after current subparagraph “(o)”, which paragraph shall read in its entirety as follows:

(p) Cash and Marketable Securities Information. Together with each Borrowing Base Certificate furnished pursuant to the terms of this Agreement, detail as to the cash and marketable securities, on a consolidated basis for all of the Borrowers, as of the last day of the most recent month.

(k) Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.01 Current Ratio. Borrower will not permit the ratio of (a) current assets less prepaid expenses to (b) the sum of current liabilities (excluding liabilities under any Term Loan) and, without duplication, the then outstanding principal balance of Revolving Facility Loans to be less than 1.30 to 1.00.

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        Section 3.     Fixed Charge Coverage Ratio Waiver. Section 7.04 of the Credit Agreement requires that the Borrowers maintain as at the last day of each fiscal quarter ending on or after December 30, 2001 a consolidated Fixed Charge Coverage Ratio in a proportion not less than 1.50 to 1.00 and for the fiscal quarter ending December 31, 2002 the Borrowers consolidated Fixed Charge Coverage Ratio was approximately 1.37 to 1.00. The Agent, the Issuing Lender and each Lender hereby agrees to waive compliance with such Section 7.04 of the Credit Agreement, but solely with respect to the fiscal quarter of the Borrowers ending December 31, 2002 and for that fiscal quarter only. The waiver provided herein is effective only in this one instance, only with respect to the fiscal quarter of the Borrowers ending December 31, 2002 and only for the purposes indicated above.

        Section 4.     Conforming Amendments. The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

        Section 5.     Acknowledgments, Confirmations and Consent. Each Borrower acknowledges and confirms that the Liens granted pursuant to the SecurityAgreement to which it is a party secure the indebtedness, liabilities and obligations of such Borrower to the Lenders, the Issuing Lender and the Agent under the Credit Agreement as amended by this Amendment, the Notes and the other Loan Documents, whether or not so stated in each of such Security Agreements.

        Section 6.     Guarantees Remain Effective. By their execution of this Amendment in the space provided below, each Borrower hereby reaffirms its continuing liability under its respective guarantee in respect of the Credit Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist on the date hereof being hereby irrevocably waived by each Borrower).

        Section 7.     Representations and Warranties. Each Borrower represents and warrants to the Lenders, the Issuing Lender and the Agent as follows:

                 (a)     After giving effect to this Amendment (i) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct in all respects as if made on the date of this Amendment, except for changes in the ordinary course of business which, either singly or in the aggregate, are not materially adverse to the business or financial condition of any Borrower and except to the extent that any of the representations and warranties set forth in the Credit Agreement expressly relate to a specific earlier date, as to which Borrowers jointly and severally hereby confirm, reaffirm and restate such representations and warranties as of such earlier date, and (ii) no Default or Event of Default exists.

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                (b)     Each Borrower has the power to execute, deliver and perform, and has taken all necessary corporate action to authorize the execution, delivery and performance of, this Amendment and the other agreements, instruments and documents to be executed by it in connection with this Amendment. No consent or approval of any Person, no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of, or filing with, any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by any Borrower, or the validity, enforcement or priority, of this Amendment and the other agreements, instruments and documents executed in connection with this Amendment.

                (c)      The execution, delivery and performance by the Borrowers of this Amendment and each of the agreements, instruments and documents executed in connection with this Amendment to which a Borrower is a party will not (i) violate any provision of law, (ii) conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of any Borrower, (iii) create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which any Borrower is a party or by which any Borrower is bound or any Borrower’s respective properties or assets is affected, or (iv) result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of any Borrower, except for the Liens created and granted pursuant to the Security Agreements.

                (d)     This Amendment and each of the other agreements, instruments and documents executed in connection with this Amendment to which the Borrowers are a party has been duly executed and delivered by each Borrower and constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

                (e)     The only material Subsidiaries of the Borrowers are those Persons who are indicated as “Borrowers” on the signature page to this Amendment.

        Section 8.     Fees. The Borrowers shall pay all the fees required to be paid pursuant to the Credit Agreement and in addition thereto the Borrowers shall pay to the Agent:

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                (a)     For the account of each Lender that executes this Amendment, an amendment fee in the amount of .20% of each such Lender’s Commitment;

                (b)     Any and all fees provided for in any separate agreement for compensation, payment, or reimbursement between the Agent and the Borrowers.

All of the foregoing fees (collectively the “Amendment Fees”) shall be deemed to be earned and payable upon the Effective Date.

        Section 9.    Examination of Books and Records. Each Borrower hereby agrees that on or before May 15, 2003 the Agent or its designee is authorized to conduct, at the Borrowers’ expense, an examination of each Borrowers’ books and records and it shall be an additional Event of Default under the Credit Agreement if the results of such examination are not satisfactory to the Agent, in the Agent’s reasonable discretion, after the exercise of its reasonable business judgment.

        Section 10.    Miscellaneous.

                (a)     Except as specifically amended by this Amendment, the Credit Agreement and each of the other agreements, instruments and documents executed in connection with the Credit Agreement shall remain in full force and effect in accordance with their respective terms. The amendments and waiver provided for herein are limited precisely as written and apply to the specific subsections of the Credit Agreement specified herein and shall not, unless expressly provided for otherwise, constitute a consent, waiver or amendment of, or an indication of the Issuing Lender’s or the Agent’s or any Lender’s willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date, time period or purpose.

                (b)     THIS AMENDMENT AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK BY RESIDENTS OF SUCH STATE.

                (c)     The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause, provision or part in such jurisdiction and shall not in any manner affect such clause, provision or part in any other jurisdiction or any other clause or provision in this Amendment in any jurisdiction.

                (d)     This Amendment may be signed in any number of counterparts with the same effect as if all parties to this Amendment signed the same counterpart.

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                (e)     This Amendment shall be binding upon and inure to the benefit of each Borrower and their respective successors and to the benefit of the Issuing Lender, the Agent, the Lenders and their respective successors and assigns. The rights and obligations of each Borrower under this Amendment shall not be assigned or delegated without the prior written consent of the Lenders, the Issuing Lender and the Agent, and any purported assignment or delegation without such consent shall be void.

                (f)     The Borrowers on a joint and several basis agree to pay the Agent promptly upon demand all reasonable expenses, including reasonable fees of outside attorneys and paralegals for the Agent, incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any agreements, instruments and documents executed or furnished in connection with this Amendment.

                (g)     With respect to the matters provided in this Amendment, the Borrowers shall deliver to the Agent, the Issuing Lender and the Lenders such other information and documentation from the Borrowers or third parties as the Agent, the Issuing Lender or the Lenders may reasonably request.

        Section 11.    Effectiveness of Amendment. This Amendment shall become effective (the “Effective Date”) upon the satisfaction of each of the following conditions precedent:

                (a)     Receipt by the Agent of counterparts of this Amendment duly signed by each Borrower, the Agent, the Issuing Lender and each Lender.

                (b)     If requested by the Agent, receipt by the Agent and each Lender of appropriate corporate proceedings with respect to each Borrower and the matters addressed by this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Agent or any Lender shall reasonably request.

                (c)     The Amendment Fees shall have been paid in full.

                (d)     Any and all fees, costs and expenses, including but not limited to, reasonable invoiced attorneys fees incurred by the Agent in connection with this Amendment and all matters relating thereto shall have been paid in full.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

IMPATH INC.
IMPATH PREDICTIVE ONCOLOGY, INC.
IMPATH-BIS INC.
MEDICAL REGISTRY SERVICES, INC.
IMPATH-BCP INC.
IMPATH-PCRL INC.
IMPATH-HDC, INC.
IMPATH INFORMATION SERVICES, INC.
TAMTRON CORPORATION
IMPATH-CSL INC.

By: /s/ Richard C. Rosenzweig —————————————— Name: Richard C. Rosenzweig Title: Vice President and General Counsel of each Borrower

AGENT, ISSUING LENDER AND LENDERS: FLEET NATIONAL BANK, as Agent, Issuing Lender and a Lender
By: /s/ Thomas J. Levy —————————————— Name: Thomas J. Levy Title: Senior Vice President

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THE BANK OF NEW YORK, as a Lender
By: /s/ Gina Beyer —————————————— Name: Gina Beyer Title: Vice President

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KEY CORPORATE CAPITAL INC. , as a Lender
By: /s/ Wayne Horvath —————————————— Name: Wayne Horvath Title: Vice President

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BANK LEUMI USA, as a Lender
By: /s/ Eric A. Halpern —————————————— Name: Eric A. Halpern Title: FVP
By: /s/ Iris Schechter —————————————— Name: Iris Schechter Title: Vice President

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